Exhibit 21
PRINCIPAL SUBSIDIARIES OF

AT&T INC., AS OF DECEMBER 31, 2008

2008 AT&T INC. REPORT TO STOCKHOLDERS

SECURITIES AND EXCHANGE COMMISSION ("SEC")

FORM 10-K filed February 25, 2009

Legal Name	State of Incorporation/Formation	Conducts Business Under
Illinois Bell Telephone Company	Illinois	AT&T Illinois; AT&T Wholesale
Indiana Bell Telephone Company, Incorporated	Indiana	AT&T Indiana; AT&T Wholesale
Michigan Bell Telephone Company	Michigan	AT&T Michigan; AT&T Wholesale
Nevada Bell Telephone Company	Nevada	AT&T Nevada; AT&T Wholesale
Pacific Bell Telephone Company	California	AT&T California; AT&T Wholesale; AT&T DataComm
AT&T International, Inc.	Delaware	AT&T International
SBC Internet Services, Inc.	California	AT&T Internet Services; AT&T Entertainment Services
SBC Long Distance, LLC	Delaware	AT&T Long Distance
AT&T Teleholdings, Inc.	Delaware	AT&T Midwest; AT&T West; AT&T East
Southwestern Bell Telephone Company	Missouri	AT&T Arkansas; AT&T Kansas; AT&T Missouri; AT&T Oklahoma; AT&T Texas; AT&T Southwest; AT&T DataComm; AT&T Wholesale
Southwestern Bell Yellow Pages, Inc.	Missouri	AT&T Advertising Solutions
Sterling Commerce, Inc.	Delaware	same
The Ohio Bell Telephone Company	Ohio	AT&T Ohio; AT&T Wholesale
The Southern New England Telephone Company	Connecticut	AT&T Connecticut; AT&T Woodbury
Wisconsin Bell, Inc.	Wisconsin	AT&T Wisconsin; AT&T Wholesale

Exhibit 21

Legal Name	State of Incorporation/Formation	Conducts Business Under
AT&T Corp.	New York
AT&T Corp.; AT&T;
Conference Operator-AT&T;
Connect N'Save; ACC Business;
AT&T Worldnet Services; Worldnet
Services; AT&T Wholesale; Lucky
Dog Phone Co.; SmarTalk; GTI;
prepaidserviceguide.com;
ConQuest; CQTalk!;
UnispeakSMService;
AT&T Wholesale; AT&T Business Solutions; AT&T Advanced Solutions

AT&T Communications of California, Inc.	California	same
AT&T Communications of the Mountain States, Inc.	Colorado	Conquest; SmarTalk;CQTalk!; www.prepaidserviceguide.com
AT&T Communications of NJ, LP	Delaware	same
AT&T Communications of New York, Inc.	New York	same
AT&T Communications of Illinois, Inc.	Illinois	SmarTalk; ConQuest; Lucky Dog Phone Co.; ACC Business
AT&T Communications of the Southern States, LLC	Delaware	ACC Business; SmarTalk; prepaidserviceguide.com; AT&T; Conquest; CQTalk!; Lucky Dog Phone Co.
Teleport Communications New York	New York	same
BellSouth Corporation	Georgia	AT&T South
BellSouth Telecommunications, Inc.	Georgia	AT&T Southeast AT&T Alabama AT&T Florida AT&T Georgia AT&T Kentucky AT&T Louisiana AT&T Mississippi AT&T North Carolina AT&T South Carolina AT&T Tennessee

 Exhibit 21

Legal Name	State of Incorporation/Formation	Conducts Business Under
AT&T Mobility LLC	Delaware	AT&T Mobility
AT&T Mobility II, LLC	Delaware	AT&T Mobility
New Cingular Wireless Services, Inc.	Delaware	AT&T Mobility
Dobson Communications LLC	Oklahoma	AT&T Mobility
Dobson Cellular Systems, LLC	Oklahoma	AT&T Mobility
American Cellular LLC	Delaware	AT&T Mobility